SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2006 (January 10, 2006)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02:                               TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2006, Waddell & Reed Financial, Inc. (the “Company”) terminated its forward interest rate swap agreements previously entered into (i) on July 28, 2005 with JPMorgan Chase Bank, N.A. (“JPM”) for a notional principal amount of $100 million, and (ii) on August 8, 2005 with The Bank of Nova Scotia (“Scotia”) for a notional principal amount of $100 million (collectively, the “Swap Agreements”).  The Company entered into the Swap Agreements in order to hedge the variability of future interest rates in anticipation of the refinancing of the Company’s $200 million 7 ½% senior notes due January 2006.

Pursuant to the Swap Agreements, the Company agreed to pay a fixed rate of 4.84% to Scotia and a fixed rate of 4.565% to JPM on each notional amount of $100 million, beginning on January 18, 2006 through January 18, 2011, in exchange for receiving floating rate payments based on three-month LIBOR on the same notional amounts for the same five-year period, with each agreement being cash settled, in accordance with its terms, on or before January 18, 2006.  The description of the Swap Agreements contained herein is not purported to be complete and is qualified in its entirety by the full text of the Scotia Confirmation, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 11, 2005 and incorporated herein by reference, and the full text of the ISDA Master Agreement, dated March 12, 2002 by and between the Company and JPM, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporate herein by reference.

The Swap Agreements were terminated upon the completion on January 10, 2006 of the Company’s new offering of $200,000,000 5.60% senior notes due January 2011.  In connection with the termination of the Swap Agreements, the Company received a net cash settlement of $1.1 million.  As a result of the terminations, effective January 10, 2006, the parties released each other from all obligations under the Swap Agreements, including, without limitation, the obligation to make periodic payments thereunder, and the Swap Agreements were cancelled and terminated.  No early termination payments or penalties were incurred by the Company.

Scotia and/or their affiliates and JPM and/or their affiliates have performed, and may perform in the future, various commercial banking, investment banking or other financial advisory services in the ordinary course of business for the Company and its affiliates, for which they have received, and will receive, customary fees and commissions.

ITEM 8.01                                       OTHER EVENTS

On January 10, 2006, the Company issued a press release announcing that it has priced a public offering of $200 million aggregate principal amount 5.60% notes due 2011.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

12.1         Computation of ratio of earnings to fixed charges.

99.1         Press Release dated January 10, 2006 titled “Waddell & Reed Financial, Inc. Announces Pricing of Public Offering of 5.60% Notes Due 2011.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: January 12, 2006	By:	/s/ Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of ratio of earnings to fixed charges.

99.1	Press Release dated January 10, 2006 titled “Waddell & Reed Financial, Inc. Announces Pricing of Public Offering of 5.60% Notes Due 2011.”